Form 4-Continuation Sheet -- Joint Filer Information
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This Form 4 is filed by Plainfield Special Situations Master Fund Limited,
Plainfield Asset Management LLC and Max Holmes. The principal business address of each of the Reporting Persons is c/o Plainfield Asset Management LLC, 55 Railroad Avenue, Greenwich, CT 06830.

Name of Designated Filer: Plainfield Special Situations Master Fund Limited Date of Event Requiring Statement: February 26, 2007
Issuer Name and Ticker or Trading Symbol:  Wolverine Tube, Inc. (WLVT.PK)


                               PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED

                               By:      /s/ Thomas X. Fritsch
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                                        Thomas X. Fritsch
                                        Authorized Individual


                               PLAINFIELD ASSET MANAGEMENT LLC

                               By:      /s/ Thomas X. Fritsch
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                                        Thomas X. Fritsch
                                        Managing Director & General Counsel


                               MAX HOLMES

                               By:      /s/ Thomas X. Fritsch
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                                        Thomas X. Fritsch
                                        Attorney-in-Fact


* Duly authorized pursuant to Power of Attorney, dated February 1, 2007, by and on behalf of Max Holmes, appointing Thomas X. Fritsch as his attorney-in-fact, included as Exhibit 24.1 to this Form 4.